U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 31, 2004.

                        COMMISSION FILE NUMBER: 333-30364

                               Avenue Group, Inc.
             (Exact name of registrant as specified in its charter)

                   Delaware                            98-0200077
                   --------                            ----------
           (State or jurisdiction of             (I.R.S. Employer I.D. No.)
         incorporation or organization)



                          17547 Ventura Blvd, Suite 305
                                Encino, CA 91316
                    ----------------------------------------
                    (Address of principal executive offices)


                   Registrant's telephone number: 818-465-1200


                                 Not applicable
                                 --------------
          (Former name or former address, if changed since last report)


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Item 8.01    Other Events

The Registrant announced today that on October 31, 2004, its wholly-owned subsidiary Avenue Energy, Inc. ("Avenue Energy") finalized a series of amendments to existing agreements with members of the Sayer Group Consortium ("SGC") with respect to Avenue Energy's interests in various oil and gas leases and licenses in the Republic of Turkey.

Avenue Energy has reduced its existing and ongoing obligations to fund activities at the Karakilise license under the amendments and its participation interests at this license from 50% to 15%. These reduced obligations include the infra-structure improvements and operational costs at the Karakilise-1 well, which is currently in production, and the Karakilies-2 well, which SGC advises is expected to spud shortly; as well as the additional drilling and operating costs with respect to the Karakilise-2 well.

In addition, as part of these amendments, Avenue Energy has elected to relinquish its options to acquire participation interests in certain licenses and leases with SGC in Turkey and the parties have agreed that they may now apply for new licenses in Turkey independently of each other. Following the amendments, Avenue Energy will have a participation interest in 12 oil and gas leases and licenses covering approximately 1,164,000 acres in Turkey. These licenses and leases include the Karakilise Licenses and a 50% participation interest in the Gercus, Rubai, Kilis and Arpatepe Licenses (the "Turkish Licenses"). Avenue Energy will be Avenue Energy will be seeking additional capital to participate in the proposed drilling program at the Turkish Licenses during the next 12 months.

As a result of these amendments Avenue Energy has substantially reduced its ongoing monthly expenditures for representation fees, license fees, and ongoing administrative costs in Turkey. In addition, SGC has reduced its obligations and applied amounts previously paid by Avenue towards infra-structure improvements and operating costs at the Karakilise license, such that Avenue Energy has now funded its share of such costs through the date of the amendments and it has also funded its share of drilling the pending Karakilise-2 well. In the event of a discovery at the Karakilise-2 well, Avenue will be required to pay approximately $90,000, representing its proportionate share of completion costs of such well.

See also the Registrant's Press Release dated November 2, 2004, attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits

(c)      Exhibits

         The following Exhibits are furnished with this Report:

         Exhibit 10.1 Revised and Restated Participation Agreement dated as of October 22, 2004

         Exhibit 10.2 Form of Joint Operating Agreement executed for Gercus, Arpatepe, Kilis and Rubai as of October 22, 2004

         Exhibit 10.3 Amended Karakilise Joint Operating Agreement dated as of October 22, 2004

         Exhibit 99.1      Press Release dated November 2, 2004


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                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 2, 2004

Avenue Group, Inc.

/s/ Levi Mochkin
---------------------------
By: Levi Mochkin, President and Chief Executive Officer

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